Exhibit 10.5

SEVERANCE AGREEMENT

This AGREEMENT is made as of the 11th day of June, 2004, by and between Dynex Capital, Inc., a Virginia corporation (the “Company”), and Stephen J. Benedetti (the “Executive”).

The Board of Directors of the Company (the “Board”) believes it is in the best interests of the Company to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks in the event Executive terminates his employment for Good Reason (as defined below) or is terminated by the Company without Cause (as defined below) and to encourage the Executive’s full attention and dedication to the Company currently, and to provide the Executive with compensation and benefits arrangements upon such termination which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations.  The Executive currently serves as Chief Financial Officer, Secretary and Treasurer of the Company and as its Principal Executive Officer.  The Board has approved this Agreement and authorized its execution and delivery on the Company’s behalf to the Executive.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.           Term.  The term of this Agreement shall commence on the date hereof and shall continue for the duration of the Executive’s employment with the Company (the “Term”).

2.           Certain Definitions.

(a)           “Change in Control” shall mean any of the following:

(i)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(ii)           Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)           Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination,

(A)           all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(B)           no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

(C)           at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)           Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Provided, however, that the provisions of item (iii) of this definition will not apply to the recapitalization plan commenced by the Company on March 29, 2004, and approved by its shareholders in April, 2004.

(b)           “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive’s employment is terminated by the Company other than for Cause or for Good Reason, the date on which the Company or the Executive notifies the other of such termination, as the case may be, and (iii) if the Executive’s employment is terminated by reason of death or disability, the date of death of the Executive or the effective date of the disability, as the case may be.

(c)           The “Effective Date” shall mean the first date during the Term on which an event occurs that give rises to Good Reason for termination of the Executive’s employment with the Company.

3.           Termination of Employment.

(a)           Good Reason.  The Executive may terminate his employment during the term for Good Reason.  For purposes of this Agreement, “Good Reason” shall mean any of the following:

(i)           the assignment to the Executive of any duties inconsistent with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that are not at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date, notwithstanding the Executive’s official title on the Effective Date, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, provided, however, that a dimunition in duties shall not be deemed to occur solely as a result of the Executive no longer performing those duties typically assoicated with that of a chief executive officer of a public company;

(ii)           any failure by the Company to provide the Executive with compensation and general benefits that are not at least commensurate in all material respects with those provided to Executive immediately preceding the Effective Date, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(iii)           the Company’s requiring the Executive to be based at any office or location that is more than 50 miles from the location where the Executive was employed immediately preceding the Effective Date, or the Company’s requiring the Executive to travel on Company business for more than two weeks on average per month after the Effective Date; or

(iv)           the occurrence of a Change of Control.

(b)           Without Good Reason.  The Executive may terminate his employment during the term without Good Reason.

(c)           Cause.  The Company may terminate the Executive’s employment during the term for Cause.  For purposes of this Agreement, “Cause” shall mean any of the following:

(i)           the willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), if, within 30 days of receiving a written demand for substantial performance from the Board or the President of the Company which specifically identifies the manner in which the Executive has not substantially performed his duties, the Executive shall have failed to cure such performance or to take measures to cure the performance, or

(ii)           the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or a committee thereof, or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.  The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

(d)           Without Cause.  The Company may terminate the Executive other than for Cause.

4.           Notice of Termination.  Any termination of Executive’s employment by the Company for or without Cause, or by the Executive for or without Good Reason, shall be communicated by a Notice of Termination to the other party. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice (which date shall be not more than thirty days after the giving of such notice).  The failure by the Company or the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Good Reason shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

5.	Obligations of the Company upon Termination.

(a)           Good Reason or Without Cause.  If the Executive’s employment is terminated by Executive for Good Reason, or by the Company without Cause, within 30 days after the Date of Termination, the Company shall pay to the Executive, in cash or immediately available funds, a lump sum payment in cash equal to the aggregate of the following amounts:

(i)           the sum of (A) the Executive’s annual base salary through the Date of Termination to the extent not theretofore paid and (B) any bonuses to which the Executive is entitled and to the extent not theretofore paid (the “Accrued Obligations”); and

(ii)           the product of (A) the Executive's annual base salary immediately prior to the Effective Date and (B) a fraction, the numerator of which is the sum of (1) the number of months of Executive's employment with the Company and (2) the number of months of Executive's employment with the Company divided by five (rounded to the nearest whole month), and the denominator of which is 60; and

(iii)           to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”).

Executive also shall be fully vested in any options, stock appreciation rights, stock awards, dividend equivalent rights, and any other form of incentive stock compensation granted the Executive under the 2004 Stock Incentive Plan as of the Date of Termination, death or disability.

In addition, if the Executive’s employment is terminated by Executive for Good Reason, or by the Company without Cause, the Company shall be obligated to provide continued coverage at the Company’s expense under the Company’s medical, dental, life insurance and disability policies or arrangements with respect Executive for a period of twelve months following the Date of Termination; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility provided that the costs of obtaining such medical and other welfare benefits is competitive to the costs of such benefits to the Executive immediately prior to the termination of the Executive’s employment.

(b)           Death.  If the Executive’s employment is terminated by reason of the Executive’s death during the Term, this Agreement shall terminate without further obligations to the Executive’s legal representatives under this Agreement, other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits and any payments that may be due Executive under the 2004 Stock Incentive Plan.  Accrued Obligations shall be paid to the Executive’s estate or beneficiary, as applicable, in a lump sum in cash or immediately available funds within 30 days of the Date of Termination.

(c)           Disability.  If the Executive’s employment is terminated by reason of the Executive’s disability during the Term, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations, the timely payment or provision of Other Benefits and any payments that may be due Executive under the 2004 Stock Incentive Plan.  Accrued Obligations shall be paid to the Executive in a lump sum in cash or immediately available funds within 30 days of the Date of Termination.

(d)           Cause; Without Good Reason.

(i)           If the Executive’s employment shall be terminated for Cause during the Term, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (A) his annual base salary through the Date of Termination, (B) any bonus to the extent already earned by the Executive, but unpaid, (C) the amount of any compensation previously deferred by the Executive, and (D) Other Benefits, in each case to the extent theretofore unpaid.

(ii)           If the Executive voluntarily terminates employment during the Term, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits.  In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

6.           Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor, subject to Section 13(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company.  Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

7.           Full Settlement.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.  The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

8.           Limitation on Benefits.  It is the intention of the parties that payments to be made to the Executive pursuant to this Agreement and under any other plan, agreement or arrangement maintained by the Company shall not constitute "excess parachute payments" within the meaning of Section 280G of the Code and any regulations thereunder.  If the independent accountants serving as auditors for the Company on the Effective Date (or any other accounting firm designated by the Company) determine that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) would be nondeductible by the Company under Section 280G of the Code (and any successor provision) as amended from time to time, then the amounts payable or distributable under this Agreement will be reduced to the maximum amount which may be paid or distributed without causing such payments or distributions to be nondeductible.  The determination shall take into account (a) whether the payments or distributions are "parachute payments" under Section 280G, (b) the amount of payments and distributions under this Agreement or any other plan, agreement or arrangement that constitute reasonable compensation, and (c) the present value of such payments and distributions determined in accordance with Treasury Regulations in effect from time to time.

9.           Successors.

(a)           This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b)           This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)           The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

10.           Miscellaneous.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without reference to principles of conflict of laws.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b)           All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Stephen J. Benedetti
________________
________________
Facsimile: __________________

If to the Company:

Dynex Capital, Inc.
4551 Cox Road, Suite 300
Glen Allen, Virginia 23060
Facsimile: 804-217-5860

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

(c)           The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)           The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e)           The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 2(a) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(f)           The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is “at will” and, therefore, the Executive’s employment may be terminated by either the Executive or the Company at any time.  From and after the Date of Termination, this Agreement shall become effective, and shall replace and supercede any existing employment agreement between the Company and the Executive, to the extent its terms are more advantageous to the Executive, except that any covenants contained in any prior agreement between Executive and the Company restricting Executive’s ability to compete with or to solicit the employees, clients or customers of the Company, or to use or disclose any Confidential Information (as that term may defined in any such agreement), shall remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

COMPANY:
DYNEX CAPITAL, INC.

By:         _____________________________________
Thomas B. Akin

Title:                      Chairman of the Board of Directors

EXECUTIVE:

__________________________________________
Stephen J. Benedetti

1000981.04